                                                                    EXHIBIT 4(l)


                                                                  EXECUTION COPY








                                 TRUST AGREEMENT

                            Dated as of May 10, 2002

                                      among

                          WORTHINGTON INDUSTRIES, INC.,

                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
                                  SUCCESSOR TO
                      CHASE MANHATTAN TRUST COMPANY, N.A.,

                             as Public Debt Trustee,

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

                              as Collateral Agent,

                         PNC BANK, NATIONAL ASSOCIATION,
                            as Administrative Agent,

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

                                   as Trustee

                                TABLE OF CONTENTS


                                                                                                             Page
                                                                                                             ----

PREAMBLE ......................................................................................................1

DECLARATION OF TRUST:..........................................................................................1

SECTION 1.   DEFINED TERMS.....................................................................................2

         1.1      Definitions..................................................................................2

SECTION 2.   ACCELERATION OF SECURED OBLIGATIONS...............................................................5

         2.1    Notices of Acceleration........................................................................5
         2.2    General Authority of the Trustee over the Collateral...........................................6
         2.3    Right to Initiate Judicial Proceedings.........................................................6
         2.4    Right to Appoint a Receiver....................................................................6
         2.5    Exercise of Powers; Instructions of the Administrative Agent and the
                Public Debt Trustee............................................................................7
         2.6    Remedies Not Exclusive.........................................................................8
         2.7    Waiver and Estoppel............................................................................8
         2.8    Limitation on Trustee's Duty in Respect of Collateral..........................................9
         2.9    Limitation by Law..............................................................................9
         2.10   Rights of Secured Parties under Secured Instruments ...........................................9

SECTION 3.   COLLATERAL ACCOUNT; DISTRIBUTIONS.................................................................9

         3.1    The Collateral Account..........................................................................9
         3.2    Control of Collateral Account..................................................................10
         3.3    Investment of Funds Deposited in Collateral Account ...........................................10
         3.4    Application of Moneys..........................................................................10
         3.5    Application of Moneys Distributable to Public Debt Trustee.....................................12
         3.6    Trustee's Calculations.........................................................................12
         3.7    Pro Rata Sharing...............................................................................12

SECTION 4.   AGREEMENTS WITH TRUSTEE............................................................... ...........13

         4.1    Delivery of Secured Instruments................................................................13
         4.2    Information as to Secured Parties, Administrative Agent and Public Debt
                Trustee........................................................................................13
         4.3    Compensation and Expenses......................................................................13
         4.4    Stamp and Other Similar Taxes .................................................................14
         4.5    Filing Fees, Excise Taxes, Etc.................................................................14
         4.6    Indemnification................................................................................14
         4.7    Trustee's Lien.................................................................................15
         4.8    Further Assurances.............................................................................15


SECTION 5.   THE TRUSTEE.......................................................................................15

         5.1    Acceptance of Trust............................................................................15
         5.2    Exculpatory Provisions.........................................................................15
         5.3    Delegation of Duties...........................................................................16
         5.4    Reliance by Trustee............................................................................17
         5.5    Limitations on Duties of Trustee...............................................................18
         5.6    Moneys to be Held in Trust ....................................................................18
         5.7    Resignation and Removal of the Trustee ........................................................18
         5.8    Status of Successor Trustee....................................................................19
         5.9    Merger of the Trustee..........................................................................19
         5.10   Co-Trustee; Separate Trustee...................................................................19
         5.11   Treatment of Payee or Endorsee by Trustee; Representatives of Secured
                Parties........................................................................................21

SECTION 6.   MISCELLANEOUS.....................................................................................21

         6.1    Notices........................................................................................21
         6.2    No Waivers.....................................................................................22
         6.3    Amendments, Supplements and Waivers............................................................22
         6.4    Headings.......................................................................................22
         6.5    Severability...................................................................................22
         6.6    Successors and Assigns.........................................................................22
         6.7    Governing Law..................................................................................23
         6.8    Counterparts...................................................................................23
         6.9    Termination....................................................................................23
         6.10   Inspection by Regulatory Agencies..............................................................24
         6.11   Confidentiality................................................................................24
         6.12   Submission to Jurisdiction; Waivers............................................................24
         6.13   WAIVERS OF JURY TRIAL .........................................................................25
         6.14   Indenture......................................................................................25

EXHIBITS
A        Form of Notice of Acceleration

B        Form of Joinder Agreement

         TRUST AGREEMENT, dated as of May 10, 2002, among WORTHINGTON INDUSTRIES, INC., an Ohio corporation (the "COMPANY"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, (SUCCESSOR TO CHASE MANHATTAN TRUST COMPANY, N.A.), PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee (the "TRUSTEE").

                                   WITNESSETH:

         WHEREAS, pursuant to the Pledge Agreement, dated as of May 10, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "PLEDGE AGREEMENT"), between the Company and Wells Fargo Bank Minnesota, National Association, as collateral agent for the Secured Parties thereunder (in such capacity, the "COLLATERAL AGENT"), the Company has granted to the Collateral Agent, for the benefit of the Secured Parties thereunder, a security interest in certain of its assets as more fully described in the Pledge Agreement;

         WHEREAS, the Trustee has agreed to hold the Pledge Agreement and the Collateral provided for therein as security for the Secured Obligations for the benefit of the Secured Parties on an equal and ratable basis;

         NOW, THEREFORE, the parties hereto agree as follows:

                              DECLARATION OF TRUST:

         In order to secure the payment of the Secured Obligations (such term and certain other capitalized terms used hereinafter being defined in subsection 1.1) and in consideration of the premises and the mutual agreements set forth herein, the Trustee does hereby declare that it holds and will hold as trustee in trust under this Trust Agreement all of its right, title and interest in, to and under the Pledge Agreement and the Collateral granted to the Trustee thereunder whether now existing or hereafter arising (and the Company does hereby consent thereto).

         TO HAVE AND TO HOLD the Pledge Agreement and the entire Collateral (the right, title and interest of the Trustee in the Pledge Agreement and the Collateral being hereinafter referred to as the "TRUST ESTATE") unto the Trustee and its successors in trust under this Trust Agreement and its assigns forever.

         IN TRUST NEVERTHELESS, under and subject to the conditions herein set forth and for the benefit of the Secured Parties, and for the enforcement of the payment of all Secured Obligations, and as security for the payment and performance of and compliance with the covenants and conditions of this Trust Agreement, each of the Secured Instruments and the Pledge Agreement.

         PROVIDED, HOWEVER, that these presents are upon the condition that if the Company, its successors or assigns, shall satisfy the conditions set forth in subsection 6.9(a), then this Trust Agreement, and the estates and rights hereby assigned, shall cease, determine and be void; otherwise they shall remain and be in full force and effect.

         IT IS HEREBY FURTHER COVENANTED AND DECLARED, that the Trust Estate is to be held and applied by the Trustee, subject to the further covenants, conditions and trusts hereinafter set forth.

                                   SECTION 1.
                                 DEFINED TERMS

         1.1 Definitions. (a) Unless otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreements shall have the meanings given to them in the Credit Agreements.

         (b) The following terms shall have the respective meanings set forth below:

         "ADDITIONAL INDEBTEDNESS AGENT" shall mean any Person acting in a representative capacity for the Holders of Additional Senior Indebtedness.

         "ADDITIONAL SENIOR INDEBTEDNESS OBLIGATIONS" shall mean the unpaid principal of, and premium, if any, and interest on, any Additional Senior Indebtedness and all other fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by the Borrower under any Secured Instrument evidencing the Additional Senior Indebtedness.

         "BUSINESS DAY" shall have the meaning assigned thereto in the Credit Agreements.

         "ADMINISTRATIVE AGENT" shall mean, collectively, (i) PNC Bank, National Association, in its capacity as administrative agent under the 364-Day Revolving Credit Agreement and (ii) PNC Bank, National Association, in its capacity as administrative agent under the Five Year Revolving Credit Agreement, and in either case any successor administrative agent appointed thereunder.

         "CASH EQUIVALENTS" shall have the meaning assigned thereto in the Credit Agreements.

         "COLLATERAL" shall have the meaning assigned thereto in the Pledge Agreement.

         "COLLATERAL ACCOUNT" shall have the meaning assigned in subsection
3.1.

         "CREDIT AGREEMENTS" shall mean, collectively, the 364-Day Revolving Credit Agreement and the Five Year Revolving Credit Agreement.

         "CREDIT AGREEMENT OBLIGATIONS" shall mean, collectively, with respect to each Credit Agreement, as applicable, the Obligations (as defined in the applicable Credit Agreement) outstanding under each Credit Agreement, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreements, this Trust Agreement, the Pledge Agreement, any Note (as defined in the applicable Credit Agreement), any Letter of Credit (as defined in the applicable Credit Agreement) or any other Loan Document (as defined in the applicable Credit Agreement) or any other document made, delivered or given in connection therewith.

         "DISTRIBUTION DATE" shall mean each date fixed by the Trustee pursuant to the terms of this Trust Agreement for a distribution to the Secured Parties of funds held in the Collateral Account.

         "EVENT OF DEFAULT" has the meaning assigned thereto in each Credit Agreement or in the Indenture.

         "FIRST SUPPLEMENTAL INDENTURE" shall mean the First Supplemental Indenture, dated as of February 27, 1997, between the Company and the Public Debt Trustee, as amended, restated, supplemented or otherwise modified from time to time.

         "FIVE YEAR REVOLVING CREDIT AGREEMENT" shall mean the Five Year Revolving Credit Agreement, dated as of May 10, 2002, among the Company, the Lenders and PNC Bank, National Association, in its capacities as Issuing Lender, Swingline Lender and Administrative Agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

         "FOURTH SUPPLEMENTAL INDENTURE" shall mean the Fourth Supplemental Indenture, dated as of May 10, 2002, between the Company and the Public Debt Trustee, as amended, restated, supplemented or otherwise modified from time to time.

         "GOVERNMENTAL AUTHORITY" shall have the meaning assigned thereto in the Credit Agreements.

         "HOLDER REPRESENTATIVE" shall mean (i) in respect of the Public Debt Obligations, the relevant Public Debt Trustee, (ii) in respect of the Credit Agreement Obligations, the Administrative Agent and (iii) in respect of the Additional Senior Indebtedness, the Additional Indebtedness Agent.

         "HOLDERS" shall mean the holders of the Public Debt Securities (including the relevant Public Debt Trustee acting on behalf of such holders).

         "INDENTURE" shall mean, collectively, the Indenture, dated as of May 15, 1996, between the Company and the Public Debt Trustee, as amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, as the same shall be further amended, modified or supplemented from time to time.

         "LENDER" shall mean any Lender referred to in the Credit Agreements.

         "JOINDER AGREEMENT" means a Joinder Agreement among the Company and a Holder of Additional Senior Indebtedness, substantially in the form of EXHIBIT B hereto.

         "NOTICE OF ACCELERATION" shall mean a notice delivered to the Trustee by (i) the Administrative Agent with respect to the Credit Agreement Obligations, stating that (a) any Credit Agreement Obligations have not been paid in full at the stated final maturity thereof and any applicable grace period has expired or (b) an Event of Default (as defined in the applicable Credit Agreement) has occurred under the provisions of the applicable Credit Agreement or in any Loan Documents (as defined in such applicable Credit Agreement) related thereto and, as a result thereof, all Credit Agreement Obligations outstanding under such Secured Instrument have become immediately due and payable and have not been paid, or
(ii) the Public Debt Trustee with respect to the Public Debt Obligations, stating that (a) any Public Debt Obligations have not been paid in full at the stated final maturity thereof and any applicable grace period has expired or (b) an Event of Default (as defined in the Indenture) has occurred under the provisions of the Indenture and, as a result thereof, all Public Debt Obligations outstanding under such Secured Instrument have become or been declared to be immediately due and payable and have not been paid. Each Notice of Acceleration shall be in substantially the form of Exhibit A to this Trust Agreement.

         "OPINION OF COUNSEL" shall mean an opinion in writing signed by legal counsel satisfactory to the Trustee, who may be counsel regularly retained by the Trustee.

         "PROCEEDS" shall mean all "proceeds" as such term is defined in Section 9-102(64) of the Uniform Commercial Code in effect in the State of Ohio on the date hereof.

         "PUBLIC DEBT OBLIGATIONS" shall mean the unpaid principal of, and premium, if any, and interest on, the Public Debt Securities (including, without limitation, interest accruing at the then applicable rate provided in the instruments governing the Public Debt Securities after the maturity of the Public Debt Securities and interest accruing at the then applicable rate provided in such instruments after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post- filing or post-petition interest is allowed in such proceeding), together with all indebtedness, liabilities and obligations, including but not limited to all fees, expenses, indemnification obligations and all other amounts of whatever nature now or hereafter payable by the Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, whic h may arise under, out of or in connection with the Indenture or any Public Debt Securities or any other document made, delivered or given in connection therewith.

         "PUBLIC DEBT SECURITIES" shall mean, collectively, Debt Securities as defined in the Indenture.

         "PUBLIC DEBT TRUSTEE" shall mean J.P. Morgan Trust Company, National Association (successor to Chase Manhattan Trust Company, N.A.), as successor to PNC Bank, Ohio, National Association, as trustee under the Indenture, and any successor trustee appointed under the Indenture.

         "SECOND SUPPLEMENTAL INDENTURE" shall mean the Second Supplemental Indenture, dated as of December 12, 1997, between the Company and the Public Debt Trustee, as amended, restated, supplemented or otherwise modified from time to time.

         "SECURED INSTRUMENTS" shall mean at any time (i) the Indenture and the Public Debt Securities, (ii) the Credit Agreements and the Notes and (iii) any credit agreement, note or similar instrument evidencing Additional Senior Indebtedness.

         "SECURED OBLIGATIONS" shall mean, collectively (i) the Public Debt Obligations, (ii) the Credit Agreement Obligations, (iii) all sums payable by the Company under this Trust

Agreement or the Pledge Agreement (including, without limitation, Trustee Fees) and (iv) all sums payable by the Company in connection with the Indebtedness and the obligations of the Company with respect to the Additional Senior Indebtedness.

         "SECURED PARTIES" shall mean, collectively (i) the Holders and the Public Debt Trustee, (ii) the Lenders and the Administrative Agent, (iii) the Collateral Agent, (iv) the Trustee and (v) the Holders of Additional Senior Indebtedness and the Additional Indebtedness Agent.

         "364-DAY REVOLVING CREDIT AGREEMENT" shall mean the 364-Day Revolving Credit Agreement, dated as of May 10, 2002, among the Borrower, the Lenders and PNC Bank, National Association, in its capacity as Administrative Agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

         "THIRD SUPPLEMENTAL INDENTURE" shall mean the Third Supplemental Indenture, dated as of October 15, 1998, between the Company and the Public Debt Trustee, as amended, restated, supplemented or otherwise modified from time to time.

         "TRUST AGREEMENT" shall mean this Trust Agreement as the same may from time to time be amended, modified, supplemented, extended or renewed.

         "TRUST EFFECTIVE DATE" shall mean May 10, 2002.

         "TRUST ESTATE" shall have the meaning assigned in this Declaration of Trust in this Trust Agreement.

         "TRUSTEE" shall mean Wells Fargo Bank Minnesota, National Association, in its capacity as trustee under this Trust Agreement, and any successor trustee appointed thereunder.

         "TRUSTEE FEES" shall mean all fees, costs and expenses of the Trustee of the types described in subsections 4.3, 4.4, 4.5 and 4.6.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement, and Section and subsection references are to this Trust Agreement unless otherwise specified.

                                   SECTION 2.
                       ACCELERATION OF SECURED OBLIGATIONS

         2.1 NOTICES OF ACCELERATION. (a) Upon receipt by the Trustee of a Notice of Acceleration, the Trustee shall immediately notify the Company, the Administrative Agent and the Public Debt Trustee and each other Secured Party, if any, of the receipt and contents thereof. So long as such Notice of Acceleration is in effect, the Trustee shall exercise the rights and remedies provided in this Trust Agreement and in the Pledge Agreement subject to the joint direction of the Administrative Agent and the Public Debt Trustee as provided herein. Except as otherwise provided in the last sentence of subsection 2.2, the Trustee is not empowered to exercise any remedy hereunder or thereunder unless a Notice of Acceleration is in effect.

         (b) A Notice of Acceleration delivered by the Administrative Agent or the Public Debt Trustee shall become effective upon receipt thereof by the Trustee. A Notice of Acceleration, once effective, shall remain in effect unless and until it is cancelled as provided in subsection 2.1(c).

         (c) The Administrative Agent or the Public Debt Trustee, as the case may be, shall be entitled to cancel its own Notice of Acceleration by delivering a written notice of cancellation to the Trustee (i) before the Trustee takes any action to exercise any remedy with respect to the Collateral or (ii) thereafter, if the Trustee believes that all actions it has taken to exercise any remedy or remedies with respect to the Collateral can be reversed without undue difficulty; PROVIDED that no Notice of Acceleration shall be cancelled more than 60 days after it is received by the Trustee. The Trustee shall immediately notify the Company, the Administrative Agent, the Public Debt Trustee and each other Secured Party, if any, in writing as to the receipt and contents of any such notice of cancellation.

         2.2 GENERAL AUTHORITY OF THE TRUSTEE OVER THE COLLATERAL. The Company hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in its or his own name, from time to time in the Trustee's discretion, subject to subsections 2.1 and 2.5(b), so long as any Notice of Acceleration is in effect, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trust Agreement and the Pledge Agreement and accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, the Company hereby acknowledges that the Trustee shall have all powers and remedies set forth in the Pledge Agreement, subject to subsection 2.1. Notwithstanding the foregoing, so long as no Notice of Acceleration is in effect, the Trustee shall take such actions and exercise such remedies as are permitted by the Pledge Agreement in accordance with the instructions of the Administrative Agent or the Public Debt Trustee delivered to the Trustee. In the event that, pursuant to the terms of the Pledge Agreement, the Credit Agreements or the Indenture, the Administrative Agent or the Public Debt Trustee shall only be entitled to direct the Trustee upon a Notice of Acceleration becoming effective, the Administrative Agent or the Public Debt Trustee, as the case may be, shall certify in such direction that a Notice of Acceleration is in effect.

         2.3 RIGHT TO INITIATE JUDICIAL PROCEEDINGS. If a Notice of Acceleration is in effect, the Trustee, subject to the provisions of subsection 2.5(b) and
Section 5 and upon receipt of a joint written direction from the Administrative Agent and the Public Debt Trustee, (i) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Trust Agreement and the Pledge Agreement and (ii) may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction, in each case for the equal and ratable benefit of the Secured Parties.

         2.4 RIGHT TO APPOINT A RECEIVER. If a Notice of Acceleration is in effect, upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Trustee under this Trust Agreement or the Pledge Agreement, the Trustee shall, to the extent permitted by law, with notice to the Company, the Administrative Agent, the Public Debt

Trustee and each other Secured Party, if any, but without notice to any party claiming through the Company, without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Secured Obligations, without regard to the then value of the Trust Estate, and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers of the Trust Estate, or any part thereof, and of the rents, issues, tolls, profits, royalties, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Trust Estate be segregated, sequestered and impounded for the benefit of the Trustee and the Secured Parties, and the Company irrevocably consents to the appointments of such receiver or receivers and to the entry of such order; PROVIDED that, notwithstanding the appointment of any receiver, the Trustee shall be entitled to retain possession and control of the Collateral, including, without limitation, all cash and Cash Equivalents held by or deposited with it pursuant to this Trust Agreement or the Pledge Agreement; PROVIDED FURTHER that, if the Notice of Acceleration in effect when any such receiver or receivers is or are, as the case may be, appointed pursuant to this subsection 2.4 is cancelled in accordance with subsection 2.1(c), the Trustee shall promptly after any such cancellation remove any such receiver or receivers.

         2.5 EXERCISE OF POWERS; INSTRUCTIONS OF THE ADMINISTRATIVE AGENT AND THE PUBLIC DEBT TRUSTEE. (a) All of the powers, remedies and rights of the Trustee as set forth in this Trust Agreement may be exercised by the Trustee in respect of the Pledge Agreement as though set forth in full therein and all of the powers, remedies and rights of the Secured Parties as set forth in the Pledge Agreement may be exercised from time to time as herein and therein provided.

         (b) While a Notice of Acceleration is in effect, the Administrative Agent and the Public Debt Trustee shall have the right, by one or more instruments in writing executed and delivered jointly by the Administrative Agent and the Public Debt Trustee to the Trustee, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, or for the appointment of a receiver, or to direct the taking or the refraining from taking of any action authorized by this Trust Agreement or the Pledge Agreement; PROVIDED THAT (i) such direction shall not conflict with any provision of law or of this Trust Agreement or of the Pledge Agreement and (ii) the Trustee shall be adequately secured and indemnified as provided in subsection 5.4(d). Nothing in this subsection 2.5(b) shall impair the right of the Trustee in its discretion to take any action which it deems proper and which is not inconsistent with such joint direction by the Administrative Agent and the Public Debt Trustee. In the absence of such direction, the Trustee shall have no duty to take or refrain from taking any action unless explicitly required herein.

         (c) If, within 60 days after the Trustee receives a Notice of Acceleration which has not been cancelled, the Trustee shall not have received joint written directions from the Administrative Agent and the Public Debt Trustee pursuant to subsection 2.5(b) for the exercise of rights or remedies by the Trustee, the Trustee shall, until the Trustee receives joint written directions from the Administrative Agent and the Public Debt Trustee with respect to the exercise of the remedies set forth in the Pledge Agreement, (i) notify each of the Pledged Note Issuers (as defined in the Pledge Agreement) to direct payment of interest, principal and all other amounts payable in respect of any Collateral directly to the Trustee, (ii) deposit any such amounts received in respect of the Collateral in the Collateral Account (as defined below) pursuant to Section 3.1 of this Trust Agreement and
(iii) distribute any such amounts pursuant to Section 3.4 of this Trust
Agreement.

         2.6 REMEDIES NOT EXCLUSIVE. (a) No remedy conferred upon or reserved to the Trustee herein or in the Pledge Agreement is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in the Pledge Agreement or now or hereafter existing at law or in equity or by statute.

         (b) No delay or omission by the Trustee to exercise any right, remedy or power hereunder or under the Pledge Agreement shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Trust Agreement or the Pledge Agreement to the Trustee may be exercised from time to time and as often as may be deemed expedient by the Trustee.

         (c) If the Trustee shall have proceeded to enforce any right, remedy or power under this Trust Agreement or the Pledge Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then the Company, the Trustee and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Trust Estate and in all other respects, and thereafter all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.

         (d) All rights of action and of asserting claims upon or under this Trust Agreement and the Pledge Agreement may be enforced by the Trustee without the possession of any Secured Instrument or instrument evidencing any Secured Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Trustee shall be, subject to subsections 5.5(c) and 5.10(b)(ii), brought in its name as Trustee and any recovery of judgment shall be held as part of the Trust Estate.

         2.7 WAIVER AND ESTOPPEL. (a) The Company agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Trust Agreement or the Pledge Agreement and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Trustee in this Trust Agreement or the Pledge Agreement but will suffer and permit the execution of every such power as though no such law were in force; PROVIDED that nothing contained in this subsection 2.7(a) shall be construed as a waiver of any rights of the Company under any applicable federal bankruptcy law or state insolvency law.

         (b) The Company, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors

(other than any Secured Party), vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or in the Pledge Agreement or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Trust Agreement or the Pledge Agreement and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

         (c) The Company waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under the Pledge Agreement) in connection with this Trust Agreement and the Pledge Agreement and any action taken by the Trustee with respect to the Collateral.

         2.8 LIMITATION ON TRUSTEE'S DUTY IN RESPECT OF COLLATERAL. Beyond its duties as to the custody thereof expressly provided herein or in the Pledge Agreement and to account to the Secured Parties and the Company for moneys and other property received by it hereunder or under the Pledge Agreement, the Trustee shall not have any duty to the Company or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

         2.9 LIMITATION BY LAW. All rights, remedies and powers provided in this Trust Agreement or the Pledge Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Trust Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

         2.10 RIGHTS OF SECURED PARTIES UNDER SECURED INSTRUMENTS. Notwithstanding any other provision of this Trust Agreement or the Pledge Agreement, the right of each Secured Party to receive payment of the Secured Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in the related Secured Instrument or other instrument evidencing or agreement governing a Secured Obligation or to institute suit for the enforcement of such payment on or after such due date, and the obligation of the Company to pay such Secured Obligation when due, shall not be impaired or affected without the consent of such Secured Party given in the manner prescribed by the Secured Instrument under which such Secured Obligation is outstanding.

                                   SECTION 3.
                        COLLATERAL ACCOUNT; DISTRIBUTIONS

         3.1 THE COLLATERAL ACCOUNT. On the Trust Effective Date there was established and, at all times thereafter until the trusts created by this Trust Agreement shall have terminated, there shall be maintained with the Trustee at the office of the Trustee's corporate trust division an account which is entitled the "Worthington Industries Collateral Account" (the "COLLATERAL ACCOUNT"). All moneys which are required by this Trust Agreement or the Pledge Agreement to be delivered to the Trustee while a Notice of Acceleration is in effect or which are received by the Trustee or any agent or nominee of the Trustee in respect of the Collateral, whether in connection with the exercise of the remedies provided in this Trust Agreement or the Pledge Agreement or otherwise, while a Notice of Acceleration is in effect shall be deposited in the Collateral Account and held by the Trustee as part of the Trust Estate and applied in accordance with the terms of this Trust Agreement. Upon the cancellation of all Notices of Acceleration pursuant to subsection 2.1(c), the Trustee shall (subject to subsection 3.4(a)) cause all funds on deposit in the Collateral Account to be paid over to the Company.

         3.2 CONTROL OF COLLATERAL ACCOUNT. All right, title and interest in and to the Collateral Account shall vest in the Trustee for the benefit of the Secured Parties, and funds on deposit in the Collateral Account shall constitute part of the Trust Estate. The Collateral Account shall be subject to the exclusive dominion and control of the Trustee.

         3.3 INVESTMENT OF FUNDS DEPOSITED IN COLLATERAL ACCOUNT. The Trustee shall invest and reinvest moneys on deposit in the Collateral Account at any time in Cash Equivalents. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Account as part of the Trust Estate. The Trustee shall not be responsible for any diminution in funds resulting from such investments or any liquidation prior to maturity. In the absence of such directions, the Trustee shall have no obligation to invest or reinvest moneys.

         3.4 APPLICATION OF MONEYS. (a) All moneys held by the Trustee in the Collateral Account or received by the Trustee with respect to the Collateral while a Notice of Acceleration is in effect shall, to the extent available for distribution (it being understood that the Trustee may liquidate investments prior to maturity in order to make a distribution pursuant to this subsection 3.4), be distributed (subject to the provisions of subsections 3.5 and 3.6) by the Trustee on each Distribution Date in the following order of priority (with such distributions being made by the Trustee to the respective Holder Representatives, if applicable, for the Secured Parties entitled thereto as provided in subsection 3.4(c), and each such Holder Representative shall be responsible for insuring that amounts distributed to it are distributed to its Secured Parties in the order of priority set forth below):

          FIRST: to the Trustee for any unpaid Trustee Fees and then to any Secured Party, which has theretofore advanced or paid any Trustee Fees constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Trustee Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;

          SECOND: to any Secured Party which has theretofore advanced or paid any Trustee Fees other than such administrative expenses, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Trustee Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;

          THIRD: to the Secured Parties in an amount equal to the unpaid principal (or, in the case of Public Debt Obligations that are Original Issue Discount Securities (as defined in the Indenture), such portion of the principal amount of such Public Debt Obligations as may be specified by the Public Debt Trustee) and unpaid interest on such Secured Obligations then outstanding whether or not then due and payable, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date; provided, that if any amounts distributed pursuant to this clause in respect of Credit Agreement Obligations shall be insufficient to pay all principal and interest owing in respect of the Credit Agreement Obligations, such amount shall be distributed to the Administrative Agent with respect to each Credit Agreement ratably (without priority of any one over any other) in proportion to the unpaid amounts of Credit Agreement Obligations;

          FOURTH: to the Secured Parties, amounts equal to all other sums which constitute Secured Obligations, including without limitation the costs and expenses of the Secured Parties and their representatives which are due and payable under the relevant Secured Instruments and which constitute Secured Obligations as of such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to the Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date; and

          FIFTH: any surplus then remaining shall be paid to the Company or its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

         (b) The term "unpaid" as used in clause THIRD of subsections 3.4(a) refers:

         (i) in the absence of a bankruptcy proceeding with respect to the Company, to all amounts of Public Debt Obligations, Credit Agreement Obligations or Additional Senior Indebtedness Obligations, as the case may be, outstanding as of a Distribution Date (and for the purpose of this provision, the amount of the Credit Agreement Obligations then outstanding shall include the undrawn face amount of, and any unreimbursed drawings under, any Letter of Credit issued under the Credit Agreements), and

         (ii) during the pendency of a bankruptcy proceeding with respect to the Company, to amounts allowed by the bankruptcy court in respect of Public Debt Obligations or Credit Agreement Obligations, as the case may be, as a basis for distribution (including estimated amounts, if any, allowed in respect of contingent claims), to the extent that prior distributions (whether actually distributed or set aside pursuant to subsection 3.5) have not been made in respect thereof.

         (c) The Trustee shall make all payments and distributions under this subsection 3.4: (i) on account of Credit Agreement Obligations to the Administrative Agent, pursuant to directions of the Administrative Agent, for re-distribution in accordance with the provisions of the Credit Agreement; (ii) on account of Public Debt Obligations (subject to subsection 3.5) to the Public Debt Trustee, pursuant to directions of the Public Debt Trustee, for redistribution in accordance with the provisions of the Indenture; and (iii) on account of Additional Senior Indebtedness Obligations, pursuant to directions of the Additional Indebtedness Agent (or Holders of Additional Senior Indebtedness if no Additional Indebtedness Agent exists), for redistribution in accordance with the provisions of the Secured Instruments evidencing the Additional Senior Indebtedness.

         3.5 APPLICATION OF MONEYS DISTRIBUTABLE TO PUBLIC DEBT TRUSTEE. If at any time any moneys collected or received by the Trustee pursuant to this Trust Agreement are distributable pursuant to subsection 3.4 to the Public Debt Trustee, and if the Public Debt Trustee shall notify the Trustee in writing that no provision is made under the Indenture for the application by such Public Debt Trustee of such moneys (whether because the Secured Obligations issued under the Public Debt Indenture have not become due and payable or otherwise) and that the Indenture does not effectively provide for the receipt and the holding by the Public Debt Trustee of such moneys pending the application thereof, then the Trustee, after receipt of such notification, shall, at the direction of such Public Debt Trustee, invest such amounts in Cash Equivalents maturing within 90 days after they are acquired by the Trustee or, in the absence of such direction, hold such moneys uninvested and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust solely for such Public Debt Trustee (in its capacity as trustee) and for no other purpose until such time as such Public Debt Trustee shall request in writing the delivery thereof by the Trustee for application pursuant to such Indenture.

         3.6 TRUSTEE'S CALCULATIONS. In making the determinations and allocations required by subsection 3.4, the Trustee may conclusively rely upon information supplied by the Public Debt Trustee as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Public Debt Obligations in respect of the Indenture under which such Public Debt Trustee is trustee, information supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Credit Agreement Obligations, information supplied by the Additional Indebtedness Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Additional Senior Indebtedness Obligations, and the Trustee shall have no liability to any of the Secured Parties for actions taken in reliance on such information; PROVIDED that nothing in this sentence shall prevent the Company from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Trustee pursuant to subsection 3.4 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Trustee shall have no duty to inquire as to the application by the Administrative Agent, or the Public Debt Trustee of any amounts distributed to them.

         3.7 PRO RATA SHARING. If, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, the Trustee's security interest hereunder and under the Pledge Agreement is enforced with respect to some, but not all, of the Secured Obligations then outstanding, the Trustee shall nonetheless apply the proceeds of the Collateral for the benefit of the holders of all Secured Obligations in the proportions and subject to the priorities specified herein. To the extent that the Trustee distributes Proceeds collected with respect to Secured Obligations held by one holder to or on behalf of Secured Obligations held by a second holder, the first holder shall be deemed to have purchased a participation in the Secured Obligations held by the second holder, or shall be subrogated to the rights of the second holder to receive any subsequent payments and distributions made with respect to the portion thereof paid or to be paid by the application of such Proceeds.

                                   SECTION 4.
                            AGREEMENTS WITH TRUSTEE

         4.1 DELIVERY OF SECURED INSTRUMENTS. On the Trust Effective Date, the Company delivered to the Trustee true and complete copies of (i) the Public Indentures and all amendments thereto, (ii) each of the Credit Agreements, (iii) the Pledge Agreement and (iv) the other Secured Instruments, in each case as in effect on the Trust Effective Date. The Company shall deliver to the Trustee, promptly upon the execution thereof, a true and complete copy of all amendments, modifications or supplements to any Secured Instrument entered into after the Trust Effective Date.

         4.2 INFORMATION AS TO SECURED PARTIES, ADMINISTRATIVE AGENT AND PUBLIC DEBT TRUSTEE. The Company delivered to the Trustee, on the Trust Effective Date, and shall deliver to the Trustee on each anniversary of the Trust Effective Date, and from time to time upon request of the Trustee, a list setting forth as of a date not more than 30 days prior to the date of such delivery, (i) the aggregate unpaid principal amount of Credit Agreement Obligations outstanding and the name and address of the Administrative Agent, (ii) the aggregate unpaid principal amount of Public Debt Obligations outstanding and the name and address of each Public Debt Trustee and (iii) the aggregate unpaid amount of Additional Senior Indebtedness Obligations outstanding and the name and address of the Additional Indebtedness Agent, if any. In addition, the Company will promptly notify the Trustee of each change in the identity of the Administrative Agent, the Public Debt Trustee or any Additional Indebtedness Agent. On or prior to the Trust Effective Date, the Company will request each of the Administrative Agent, and the Public Debt Trustee to deliver to the Trustee the names of the officers of each thereof authorized to give directions hereunder on behalf of such parties. The Company will request that each of the Administrative Agent, the Pub lic Debt Trustee and any Additional Indebtedness Agent notify the Trustee of any changes of the officers of each thereof authorized to give directions hereunder on behalf of such parties prior to the date of any such changes. If the Trustee does not receive the names of the officers of the Administrative Agent, the Public Debt Trustee or any Additional Indebtedness Agent authorized to give directions hereunder on behalf of such parties, the Trustee may rely on any person purporting to be authorized to give directions hereunder on behalf of such parties. If the Trustee is not informed of changes of the officers of the Administrative Agent, the Public Debt Trustee or any Additional Indebtedness Agent authorized to give directions hereunder on behalf of such parties, the Trustee may rely on the information previously provided to the Trustee.

         4.3 COMPENSATION AND EXPENSES. The Company agrees to pay to the Trustee, from time to time upon demand, (i) reasonable compensation (which shall not be limited by any provision of law in regard to compensation of fiduciaries or of a trustee of an express trust) for its services hereunder and under the Pledge Agreement and for administering the Trust Estate and (ii) all of the fees, costs and expenses of the Trustee (including, without limitation, the reasonable fees and disbursements of its counsel, advisors and agents) (A) arising in connection with the preparation, execution, delivery, modification, and termination of this Trust Agreement and the Pledge Agreement or the enforcement of any of the provisions hereof or thereof, (B) incurred or required to be advanced in connection with the administration of the Trust Estate, the sale or other disposition of Collateral pursuant to the Pledge Agreement and the preservation, protection or defense of the Trustee's rights under this Trust Agreement and the Pledge Agreement and in and to the Collateral and the Trust Estate or (C) incurred by the Trustee in connection with the removal of the Trustee pursuant to subsection 5.7(a). Such fees, costs and expenses are intended to constitute expenses of administration under any bankruptcy law relating to creditors rights generally. The obligations of the Company under this subsection 4.3 shall survive the termination of the other provisions of this Trust Agreement and the resignation or removal of the Trustee hereunder.

         4.4 STAMP AND OTHER SIMILAR TAXES. The Company agrees to indemnify and hold harmless the Trustee, the Administrative Agent, the Public Debt Trustee and each Secured Party from any present or future claim for liability for any stamp or any other similar tax, and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Trust Agreement, the Pledge Agreement, the Trust Estate or any Collateral. The obligations of the Company under this subsection 4.4 shall survive the termination of the other provisions of this Trust Agreement and the resignation or removal of the Trustee hereunder.

         4.5 FILING FEES, EXCISE TAXES, ETC. The Company agrees to pay or to reimburse the Trustee for any and all payments made by the Trustee in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution and delivery of this Trust Agreement and the Pledge Agreement. The obligations of the Company under this subsection 4.5 shall survive the termination of the other provisions of this Trust Agreement and the resignatio n or removal of the Trustee hereunder.

         4.6 INDEMNIFICATION. The Company agrees to pay, indemnify, and hold the Trustee, the Administrative Agent, the Public Debt Trustee and each other Secured Party (and their respective directors, officers, agents and employees) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the reasonable fees and expenses of counsel, advisors and agents) or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Trust Agreement and the Pledge Agreement, unless arising from the gross negligence or willful misconduct of the indemnified party, including for taxes in any jurisdiction in which the Trustee is subject to tax by reason of actions hereunder or under the Pledge Agreement, unless such taxes are imposed on or measured by compensation paid to the Trustee under subsection 4.3. In any suit, proceeding or action brought by the Trustee under or with respect to any contract, agreement, interest or obligation constituting part of the Collateral for any sum owing thereunder, or to enforce any provisions thereof, the Company will save, indemnify and keep the Trustee, the Administrative Agent, the Public Debt Trustee and the Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Company, and all such obligations of the Company shall be and remain enforceable against and only against the Company and shall not be enforceable against the Trustee, the Administrative Agent, the Public Debt Trustee or any Secured Party. The agreements in this subsection 4.6 shall survive the termination of the other provisions of this Trust Agreement and the resignation or removal of the Trustee hereunder.

         4.7 TRUSTEE'S LIEN. Notwithstanding anything to the contrary in this Trust Agreement, as security for the payment of Trustee Fees (i) the Trustee is hereby granted an equal and ratable lien upon all Collateral and (ii) the Trustee shall have the right to use and apply any of the funds held by the Trustee in the Collateral Account to cover such Trustee Fees.

         4.8 FURTHER ASSURANCES. At any time and from time to time, upon the written request of the Administrative Agent, the Public Debt Trustee or the Trustee, and at the expense of the Company, the Company will promptly execute and deliver any and all such further instruments and documents and take such further action as is necessary or reasonably requested further to perfect, or to protect the perfection of, the liens and security interests granted under the Pledge Agreement, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction. In addition to the foregoing, at any time and from time to time, upon the written request of the Trustee (which shall be made only upon the written direction of the Administrative Agent or the Public Debt Trustee), and at the expense of the Company, the Company will promptly execute and deliver any and all such further instruments and documents and take such further action as the Trustee has been so directed is necessary or reasonably requested to obtain the full benefits of this Trust Agreement and the Pledge Agreement and of the rights and powers herein and therein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted by the Pledge Agreement. The Company also hereby authorizes the Trustee to sign and the Administrative Agent, the Public Debt Trustee or the Trustee to file any such financing or continuation statements without the signature of the Company to the extent permitted by applicable law. Notwithstanding the foregoing, in no event shall the Trustee have any obligation to monitor the perfection or continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral.

                                   SECTION 5.
                                   THE TRUSTEE

         5.1 ACCEPTANCE OF TRUST. The Trustee, for itself and its successors, hereby accepts the trusts created by this Trust Agreement upon the terms and conditions hereof.

         5.2 EXCULPATORY PROVISIONS. (a) The Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein, all of which are made solely by the Company. The Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Company thereto or as to the security afforded by this Trust Agreement or the Pledge Agreement, or as to the validity, execution (except its execution), enforceability, legality or sufficiency of this Trust

Agreement, the Pledge Agreement or the Secured Obligation, and the Trustee shall incur no liability or responsibility in respect of any such matters.

         (b) The Trustee shall not be required to ascertain or inquire as to the performance by the Company of any of the covenants or agreements contained herein or in the Pledge Agreement or Secured Instrument. Whenever it is necessary, or in the opinion of the Trustee advisable, for the Trustee to ascertain the amount of Secured Obligations then held by Secured Parties, the Trustee may rely on a certificate of the Public Debt Trustee, in the case of Public Debt Obligations, a certificate of the Administrative Agent, in the case of Credit Agreement Obligations, or a certificate of the Additional Indebtedness Agent, in the case of Additional Senior Indebtedness Obligations and, if the Public Debt Trustee, the Administrative Agent or any Additional Indebtedness Agent shall not give such information to the Trustee, it shall not be entitled to receive distributions hereunder (in which case distributions to those Persons who have supplied such information to the Trustee shall be calculated by the Trustee using, for those Persons who have not supplied such information, the list then most recently delivered by the Company pursuant to subsection 4.2 or such Person, whichever is most recent), and the amount so calculated to be distributed to the Person who fails to give such information shall be held in trust for such Person until such Person does supply such information to the Trustee, whereupon on the next Distribution Date the amount distributable to such Person shall be recalculated using such information and distributed to it. Nothing in the preceding sentence shall prevent the Company from contesting any amounts claimed by any Secured Party in any certificate so supplied.

         (c) The Trustee shall be under no obligation or duty to take any action under this Trust Agreement or the Pledge Agreement if taking such action (i) would subject the Trustee to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Trustee to qualify to do business in any jurisdiction where it is not then so qualified, unless the Trustee receive security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Trust Agreement or the Pledge Agreement.

         (d) The Trustee shall have the same rights with respect to any Secured Obligation held by it as any other Secured Party and may exercise such rights as though it were not the Trustee hereunder, and may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, the Company as if it were not the Trustee.

         (e) The Trustee shall not be liable for any action taken or omitted to be taken in accordance with this Trust Agreement or the Pledge Agreement except for its own gross negligence or willful misconduct.

         5.3 DELEGATION OF DUTIES. The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys- in-fact. The Trustee shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Trustee shall not be responsible for the negligence or misconduct of any agents or attorneys- in-fact selected by it without gross negligence or willful misconduct.

         5.4 RELIANCE BY TRUSTEE. (a) Whenever in the administration of this Trust Agreement or the Pledge Agreement the Trustee shall deem it necessary or desirable that a factual matter be proved or established in connection with the Trustee taking, suffering or omitting any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer delivered to the Trustee, and such certificate shall be full warrant to the Trustee for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of subsection 5.5.

         (b) The Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder or under the Pledge Agreement in accordance therewith. The Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement and the Pledge Agreement from any court of competent jurisdiction.

         (c) The Trustee may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its own gross negligence or willful misconduct, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement.

         (d) The Trustee shall not be under any obligation to exercise any of the rights or powers vested in the Trustee by this Trust Agreement and the Pledge Agreement, at the request or direction of the Administrative Agent or the Public Debt Trustee pursuant to this Trust Agreement or otherwise, unless the Trustee shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee in comp liance with such request or direction, including such reasonable advances as may be requested by the Trustee.

         (e) Upon any application or demand by the Company (except any such application or demand which is expressly permitted to be made orally) to the Trustee to take or permit any action under any of the provisions of this Trust Agreement or the Pledge Agreement, the Company shall furnish to the Trustee a certificate of a Responsible Officer stating that all conditions precedent, if any, provided for in this Trust Agreement, in the Pledge Agreement or in the Credit Agreements or in the Indenture relating to the proposed action have been complied with, and in the case of any such application or demand as to which the furnishing of any document is specifically required by any provision of this Trust Agreement or the Pledge Agreement relating to such particular application or demand, such additional document shall also be furnished.

         (f) Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of a Responsible Officer or representations made by a Responsible Officer in a writing filed with the Trustee.

         5.5 LIMITATIONS ON DUTIES OF TRUSTEE. (a) Unless a Notice of Acceleration is in effect, the Trustee shall be obligated to perform such duties and only such duties as are specifically set forth in this Trust Agreement and the Pledge Agreement, and no implied covenants or obligations shall be read into this Trust Agreement or the Pledge Agreement against the Trustee. If and so long as a Notice of Acceleration is in effect, the Trustee may, subject to the provisions of subsection 2.5(b), exercise the rights and powers vested in the Trustee by this Trust Agreement and the Pledge Agreement, and shall not be liable with respect to any action taken, or omitted to be taken, in accordance with the direction of the Administrative Agent or the Public Debt Trustee.

         (b) Except as herein otherwise expressly provided, the Trustee shall not be under any obligation to take any action which is discretionary with the Trustee under the provisions hereof or of the Pledge Agreement except upon the written request of the Administrative Agent or the Public Debt Trustee. The Trustee shall make available for inspection and copying by the Administrative Agent and the Public Debt Trustee each certificate or other paper furnished to the Trustee by the Company under or in respect of this Trust Agreement or any of the Collateral.

         (c) No provision of this Trust Agreement or of the Pledge Agreement shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Trustee shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Trustee in such jurisdiction or impose a tax on the Trustee by reason thereof or to risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder.

         5.6 MONEYS TO BE HELD IN TRUST. All moneys received by the Trustee under or pursuant to any provision of this Trust Agreement or the Pledge Agreement (except Trustee Fees) shall be held in trust for the purposes for which they were paid or are held.

         5.7 RESIGNATION AND REMOVAL OF THE TRUSTEE. (a) The Trustee may at any time, by giving written notice to the Company, the Administrative Agent, the Public Debt Trustee and each other Secured party, if any, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Trustee, (ii) the acceptance of such appointment by such successor Trustee and (iii) the approval of such successor Trustee evidenced by one or more instruments signed by the Administrative Agent and the Public Debt Trustee. If no successor Trustee shall be appointed and shall have accepted such appointment wit hin 90 days after the Trustee gives the aforesaid notice of resignation, the Trustee, the Company, the Administrative Agent, the Public Debt Trustee or any Secured Party may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor Trustee shall have been appointed as provided in this subsection 5.7. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed by the Administrative Agent as provided in subsection 5.7(b). The Administrative Agent or the Public Debt Trustee may, at any time upon giving 30 days' prior written notice thereof to the Trustee and the Public Debt Trustee, remove the Trustee and appoint a successor Trustee, such removal to be effective upon the acceptance of such appointment by the successor. The Trustee shall be entitled to Trustee Fees to the extent incurred or arising, or relating to events occurring, before such resignation or removal.

         (b) If at any time the Trustee shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Trustee for any other cause, a successor Trustee may be appointed by the Administrative Agent or the Public Debt Trustee with the consent of the Company, which consent shall not be unreasonably withheld. The powers, duties, authority and title of the predecessor Trustee shall be terminated and cancelled without procuring the resignation of such predecessor and without any other formality (except as may be required by applicable law) than appointment and designation of a successor in writing duly acknowledged and delivered to the predecessor and the Company. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the fact therein recited, and this Trust Agreement and the Pledge Agreement shall vest in such successor, without any further act, deed or conveyance, all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor, but such predecessor shall, nevertheless, on the written request of the Administrative Agent or the Public Debt Trustee, the Company, or the successor, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and under the Pledge Agreement and shall deliver all Collateral held by it or its agents to such successor. Should any deed, conve yance or other instrument in writing from the Company be required by any successor Trustee for more fully and certainly vesting in such successor the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor Trustee, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor, be executed, acknowledged and delivered by the Company. If the Company shall not have executed and delivered any such deed, conveyance or other instrument within 10 days after it received a written request from the successor Trustee to do so, or if a Notice of Acceleration is in effect, the predecessor Trustee may execute the same on behalf of the Company. The Company hereby appoints any predecessor Trustee as its agent and attorney to act for it as provided in the next preceding sentence.

         5.8 STATUS OF SUCCESSOR TRUSTEE. Every successor Trustee appointed pursuant to subsection 5.7 shall be a bank or trust company in good standing and having power to act as Trustee hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal corporate trust office within the 48 contiguous States and shall also have capital, surplus and undivided profits of not less than $500,000,000.

         5.9 MERGER OF THE TRUSTEE. Any corporation into which the Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, shall be Trustee under this Trust Agreement and the Pledge Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

         5.10 CO-TRUSTEE; SEPARATE TRUSTEE. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on the Trustee of taxes by such jurisdiction not otherwise imposed on the Trustee, or the Trustee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Secured Parties, or the Administrative Agent or the Public Debt Trustee shall in writing so request the Trustee and the Company, or the Trustee shall deem it desirable for its own protection in the performance of its duties hereunder or under the Pledge Agreement, the Trustee and the Company shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Trustee and the Company, either to act as co-trustee or co-trustees of all or any of the Collateral under this Trust Agreement or under the Pledge Agreement, jointly with the Trustee originally named herein or therein or any successor Trustee, or to act as separate trustee or trustees of any of the Collateral. If the Company shall not have joined in the execution of such instruments and agreements within 10 days after it receives a written request from the Trustee to do so, or if a Notice of Acceleration is in effect, the Trustee may act under the foregoing provisions of this subsection 5.10(a) without the concurrence of the Company and execute and deliver such instruments and agreements on behalf of the Company. The Company hereby appoints the Trustee as its agent and attorney to act for it under the foregoing provisions of this subsection 5.10(a) in either of such contingencies.

         (b) Every separate trustee and every co-trustee, other than any successor Trustee appointed pursuant to subsection 5.7, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

         (i) all rights, powers, duties and obligations conferred upon the Trustee in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Trustee or any agent appointed by the Trustee;

         (ii) all rights, powers, duties and obligations conferred or imposed upon the Trustee hereunder and under the Pledge Agreement shall be conferred or imposed and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Trustee which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

         (iii) no power given hereby or by the Pledge Agreement to, or which it is provided herein or therein may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees shall be exercised hereunder or thereunder by such co-trustee or co-trustees or separate trustee or separate trustees except jointly with, or with the consent in writing of, the Trustee, anything contained herein to the contrary notwithstanding;

         (iv) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

         (v) the Company and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If the Company shall not have joined in the execution of any such instrument within 10 days after it receives a written request from the Trustee to do so, or if a Notice of Acceleration is in effect, the Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Company, the Company hereby appointing the Trustee its agent and attorney to act for it in such connection in such contingency. If the Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, the Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by the Company and the Trustee, or by the Trustee alone pursuant to this subsection 5.10(b).

         5.11 TREATMENT OF PAYEE OR ENDORSEE BY TRUSTEE; REPRESENTATIVES OF SECURED PARTIES. (a) The Trustee may treat the registered holder or, if none, the payee or endorsee of any promissory note or debenture evidencing a Secured Obligation as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

         (b) Any Person (other than the Administrative Agent and the Public Debt Trustee) which shall be designated as the duly authorized representative of one or more Secured Parties to act as such in connection with any matters pertaining to this Trust Agreement or the Collateral shall present to the Trustee such documents, including, without limitation, Opinions of Counsel, as the Trustee may reasonably require, in order to demonstrate to the Trustee the authority of such Person to act as the representative of such Secured Parties (it being understood that (i) the holders of Credit Agreement Obligations are represented hereunder by the Administrative Agent, the holders of the Public Debt Obligations are represented hereunder by relevant Public Debt Trustee and (ii) such holders shall have no other rights pursuant to this subsection 5.11(b)). The authority of the Administrative Agent and the Public Debt Trustee shall be demonstrated by their inclusion as such in the lists from time to time delivered pursuant to subsection 4.2.

                                   SECTION 6.
                                 MISCELLANEOUS

         6.1 NOTICES. Unless otherwise specified herein, all notices, requests, demands or other communications given to the Company, the Trustee, the Administrative Agent, the Public Debt Trustee or other Secured Party, if any, shall be given in writing or by facsimile transmission and shall be deemed to have been duly given when personally delivered or when duly deposited in the mails, registered or certified mail postage prepaid, or when transmitted by facsimile transmission, addressed (i) if to the Company or the Trustee, to such party at its address specified on the signature pages hereof or any other address which such party shall have specified as its address for the purpose of communications hereunder, by notice given in accordance with this subsection 6.1 to the party sending such communication or (ii) if to the Administrative Agent, the Public Debt Trustee or such other Secured Party, to it at its address specified from time to time in the list provided by the Company to the Trustee pursuant to subsection 4.2; PROVIDED that any notice, request or demand to the Trustee shall not be effective until received by the Trustee in writing or by facsimile transmission in the corporate trust division at the office designated by it pursuant to this subsection 6.1.

         6.2 NO WAIVERS. No failure on the part of the Trustee, any co-trustee, any separate trustee, the Administrative Agent, the Public Debt Trustee or any Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Trust Agreement or the Pledge Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         6.3 AMENDMENTS, SUPPLEMENTS AND WAIVERS. (a) With the written consent of the Administrative Agent and the Public Debt Trustee, the Trustee and the Company may, from time to time, enter into written agreements supplemental hereto or to the Pledge Agreement for the purpose of adding to, or waiving any provisions of, this Trust Agreement or the Pledge Agreement or changing in any manner the rights of the Trustee, the Secured Parties (subject, in the case of the Public Debt Securities, to the provisions of the Indenture) or the Company hereunder or thereunder; PROVIDED that no such supplemental agreement shall, except as provided in subsection 6.3(b), amend, modify or waive any provision of subsection 3.4 or the definition of Secured Obligations without the written consent of each Secured Party whose rights would be adversely affected thereby.

         (b) Without the consent of the Administrative Agent, the Public Debt Trustee or any Secured Party, the Trustee and the Company, at any time and from time to time, may enter into one or more agreements supplemental hereto or to the Pledge Agreement, in form satisfactory to the Trustee, (i) to add to the covenants of the Company for the benefit of the Secured Parties or to surrender any right or power herein conferred upon the Company, (ii) to mortgage or pledge as Collateral (as defined in the Pledge Agreement) to the Trustee, or grant a security interest in favor of the Trustee in, any property or assets as additional security for the Secured Obligations, or (iii) to cure any ambiguity, to correct or supplement any provision herein or in the Pledge Agreement which may be defective or inconsistent with any other provision herein or therein, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; PROVIDED that any such action contemplated by this clause (iii) shall not adversely affect the interests of the Secured Parties.

         6.4 HEADINGS. The table of contents and the headings of Sections and subsections have been included herein and in the Pledge Agreement for convenience only and should not be considered in interpreting this Trust Agreement or the Pledge Agreement.

         6.5 SEVERABILITY. Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdic tion shall not invalidate or render unenforceable such provision in any other jurisdiction.

         6.6 SUCCESSORS AND ASSIGNS. This Trust Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the Secured Parties and their respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Trust Agreement or any Collateral.

         6.7 GOVERNING LAW. This Trust Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio.

         6.8 COUNTERPARTS. This Trust Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         6.9 TERMINATION. (a) Except for the period during which a Notice of Acceleration is in effect, upon (i) receipt by the Trustee from the Administrative Agent of (A) a written direction to cause the liens created by subsection 4.7 and by the Pledge Agreement to be released and discharged as to all Secured Parties or (B) a written notice stating that the Credit Agreements have terminated in accordance with the terms thereof prior to the time any Notice of Acceleration has been given by the Public Debt Trustee and remains in effect, and (ii) payment in full of all Trustee Fees, the security interests created by subsection 4.7 and by the Pledge Agreement shall terminate as to all Secured Parties forthwith and all right, title and interest of the Trustee in and to the Collateral shall revert to the Company, its successors and assigns.

         (b) Upon the termination of the Trustee's security interest and the release of the Collateral in accordance with subsection 6.9(a), the Trustee will promptly, at the Company's written request and expense, (i) execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of such security interest or the release of the Collateral and (ii) deliver or cause to be delivered to the Company all property of the Company then held by the Trustee or any agent thereof.

         (c) Except for the period during which a Notice of Acceleration is in effect, upon receipt by the Trustee from the Company of a certificate of the Company that all or substantially all of the assets or all of the capital stock of any maker of any promissory note constituting part of the Collateral has been sold to a third party (which certificate shall be accompanied by a written statement from the Administrative Agent that such sale is or will be in accordance with the Credit Agreement), all right, title and interest of the Trustee in and to any such promissory note constituting part of the Collateral subject to the security interests created by the Pledge Agreement shall revert to the Company, its successors and assigns. Upon any such termination, the Trustee will promptly, at the Company's written request and at the Company's expense, (y) execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of such security interest or the release of such Collateral and (z) deliver or cause to be delivered to the Company all such released Collateral then held by the Trustees or any agent thereof.

         (d) Except for the period during which a Notice of Acceleration is in effect, the Company shall be entitled to request the release of, or the substitution with a new promissory note from a Restricted Subsidiary of the Company of, any promissory note constituting part of the Collateral and, upon receipt by the Trustee from the Company of a certificate of the Company that after giving effect thereto the Company is in compliance with Section 7.14(c) of the Credit Agreements, all right, title and interest of the Trustee in and to any such promissory note being released or replaced by another promissory note constituting part of the Collateral subject to the security interests created by the Pledge Agreement shall revert to the Company, its successors and assigns. Upon any such termination, the Trustee will promptly, at the Company's written request and at the Company's expense, (y) execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of such security interest or the release of such Collateral and (z) deliver or cause to be delivered to the Company all such released Collateral then held by the Trustee or any agent thereof.

         (e) This Trust Agreement shall terminate when the security interest granted under the Pledge Agreement has terminated and the Collateral has been released; PROVIDED that the provisions of subsections 4.3, 4.4, 4.5 and 4.6 shall not be affected by any such termination.

         (f) The Trustee will, at any time prior to the time any Notice of Acceleration has been given by the Public Debt Trustee and remains in effect, upon the written instruction of the Administrative Agent, at the sole expense of the Company, prior to the time any Notice of Acceleration has been given by the Public Debt Trustee and remains in effect, execute and deliver to the Company all releases or other documents reasonably necessary or desirable for the release of the Liens created by the Pledge Agreement on the Collateral specified by the Administrative Agent in such instruction. The Administrative Agent may give such instructions at any time prior to the time any Notice of Acceleration has been given by the Public Debt Trustee and remains in effect, whether or not at any such time any or all of the Secured Obligations are still outstanding so long as the Liens created by the Pledge Agreement are released as to all Secured Parties.

         6.10 INSPECTION BY REGULATORY AGENCIES. The Trustee shall make available, and shall cause each custodian and agent acting on its behalf in connection with this Trust Agreement to make available, all Collateral in such Person's possession at all times for inspection by any regulatory agency having jurisdiction over the Company to the extent required by such regulatory agency in its discretion.

         6.11 CONFIDENTIALITY. The Trustee agrees to keep confidential any written information (a) provided to it by or, on behalf of the Company or any of its Subsidiaries pursuant to or in connection with the Trust Agreement or the Pledge Agreement or (b) obtained by the Trustee based on a review of the books and records of the Company or any of its Subsidiaries; PROVIDED that nothing herein shall prevent the Trustee from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to employees, directors, agents, attorneys, accountants and other professional advisors, (iii) upon the request or demand of any Governmental Authority having jurisdiction over the Trustee or as shall be required pursuant to any Requirement of Law, (iv) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (v) in connection with any litigation to which the Trustee is a party, (vii) which has been pub licly disclosed other than in breach of the Trust Agreement, or (viii) to the extent reasonably necessary, in connection with the exercise of any remedy hereunder.

         6.12 SUBMISSION TO JURISDICTION; WAIVERS. The Company hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Trust Agreement and the Pledge Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) to the extent permitted by applicable law, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in sub section 6.1 or at such other address of which the Trustee shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         6.13 WAIVERS OF JURY TRIAL. THE TRUSTEE AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS TRUST AGREEMENT OR ANY THE PLEDGE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

         6.14 INDENTURE. It is the intention of the parties hereto to make this Trust Agreement apply equally and ratably to the Administrative Agent, the Public Debt Trustee and each other Secured Party. Nothing in this Trust Agreement shall amend, supplement or modify, expressly or by implication, the Indenture or alter adversely any of the rights or benefits of the Trustee or Holders of Public Debt Securities or alter the duties or obligations of the Company thereunder, all of which shall be and remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

                               WORTHINGTON INDUSTRIES, INC.

                               By:  /s/John T. Baldwin
                                  ---------------------------------------------
                                  Name:  John T. Baldwin
                                  Title: Vice President &
                                         Chief Financial Officer

                               Address for Notices:

                               Worthington Industries, Inc.
                               1205 Dearborn Drive
                               Columbus, Ohio  43085
                               Attention:  General Counsel
                               Fax:  614-840-3706


                               WELLS FARGO BANK MINNESOTA, NATIONAL
                               ASSOCIATION, as Collateral Agent

                               By:  /s/Michael G. Slade
                                  ---------------------------------------------
                                  Name:  Michael G. Slade
                                  Title:   Corporate Trust Officer

                               Address for Notices:

                               Wells Fargo Bank Minnesota, National Association Corporate Trust Services
                               MAC N9303-110
                               Sixth and Marquette Avenue
                               Minneapolis, MN  55479
                               Attention:  Michael G. Slade
                               Fax: 612-667-2160


                               WELLS FARGO BANK MINNESOTA,
                               NATIONAL ASSOCIATION, as Trustee

                               By:  /s/Michael G. Slade
                                  ---------------------------------------------
                                  Name:  Michael G. Slade
                                  Title:   Corporate Trust Officer

                               J.P. MORGAN TRUST COMPANY, NATIONAL
                               ASSOCIATION (SUCCESSOR TO CHASE
                               MANHATTAN TRUST COMPANY, N.A.), as
                               Public Debt Trustee

                               By:  /s/Ronald J. McKenna
                                  ---------------------------------------------
                                  Name:  Ronald J. McKenna
                                  Title:  Vice President


                               PNC BANK, NATIONAL ASSOCIATION,
                               as Administrative Agent

                               By: /s/David B. Gookin
                                  ---------------------------------------------
                                  Name:  David B. Gookin
                                  Title: Vice President

                                                                       EXHIBIT A


                         FORM OF NOTICE OF ACCELERATION

[Date]

To:     Wells Fargo Bank Minnesota, National Association, as Trustee

Re:     Trust Agreement, dated as of May 10, 2002, among
        Worthington Industries, Inc. (the "COMPANY"), and
        Wells Fargo Bank Minnesota, National Association, as
        Trustee (the "TRUST AGREEMENT").

        [The Credit Agreement Obligations have not been paid in full at the stated final maturity and any applicable grace period has expired.] [A default has occurred under the provisions of the Credit Agreement and, as a result thereof, the Credit Agreement Obligations have became due and payable prior to the stated maturity thereof.)] [The Public Debt Obligations have not been paid in full at the stated final maturity and any applicable grace period has expired.] [A default has occurred under the provisions of the Indenture and, as a result thereof, the Public Debt Obligations have became due and payable prior to the stated maturity thereof.)]

         Terms defined in the Trust Agreement and used herein shall have the meanings given to them in the Trust Agreement.

                                        [PNC BANK, NATIONAL ASSOCIATION, as
                                        Administrative Agent]


                                        [J.P. MORGAN TRUST COMPANY, NATIONAL
                                        ASSOCIATION (SUCCESSOR TO CHASE
                                        MANHATTAN TRUST COMPANY, N.A.), as
                                        Public Debt Trustee]


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT B



                           [FORM OF] JOINDER AGREEMENT


         This Joinder Agreement ("JOINDER AGREEMENT") is executed as of ____________, 200__, between _________________________________, a(n)
_______________________ (the "JOINING PARTY"), and WORTHINGTON INDUSTRIES, INC., an Ohio corporation, and delivered to WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as collateral agent under the Credit Agreements referred to below, and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee under the Trust Agreement (as defined below)(in such capacity, the "TRUSTEE").

         Reference is made to the Trust Agreement dated as of May 10, 2002, among WORTHINGTON INDUSTRIES, INC., an Ohio corporation (the "COMPANY") and the Trustee (the "TRUST AGREEMENT ") which was executed in connection with the Credit Agreements (as defined therein) and the Pledge Agreement (as defined therein). Terms used but not defined in this Joinder Agreement shall have the meanings set forth in the Trust Agreement.

                                   WITNESSETH:

         WHEREAS, the Joining Party is becoming, pursuant to the terms hereof, a Secured Party under the Trust Agreement;

         WHEREAS, the Joining Party expects to realize direct and indirect benefits as a result of its joinder of the Trust Agreement as a Secured Party.

         NOW, THEREFORE, the Joining Party agrees as follows:

                                    AGREEMENT
                                    ---------

         1. JOINDER TO TRUST AGREEMENT. By this Joinder Agreement, the Joining Party hereby becomes a "Secured Party" under the Trust Agreement with respect to all of the benefits and obligations of a Secured Party thereunder, whether now or hereafter incurred. The Joining Party agrees that it is and shall have all of the benefits of, and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties, obligations and waivers applicable to, a Secured Party under the Trust Agreement.

         2. REPRESENTATIONS AND WARRANTIES. The Joining Party represents and warrants to the Trustee and the Collateral Agent that, as of the Effective Date (as defined below), the representations and warranties of a Secured Party contained in the Trust Agreement are true and correct in all material respects as applied to the Joining Party as a Secured Party on and as of the Effective Date as though made on that date.

         3. FURTHER ASSURANCES. The Joining Party agrees to execute and deliver such other instruments and documents and take such other action, as the Trustee and the Collateral Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.

         4. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND

CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO.

         5. The effective date (the "EFFECTIVE DATE") of this Joinder Agreement is __________, 200__.


                                        JOINING PARTY:


                                        ---------------------------------, a(n)

                                        ----------------------------------

                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------



                                        COMPANY:
                                        WORTHINGTON INDUSTRIES, INC.


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

        ACKNOWLEDGED:
        TRUSTEE:

        WELLS FARGO BANK MINNESOTA,
        NATIONAL ASSOCIATION


        By:
           ---------------------------
        Name:
             -------------------------
        Title:
              ------------------------



        COLLATERAL AGENT:

        WELLS FARGO BANK MINNESOTA,
        NATIONAL ASSOCIATION

        By:
           ---------------------------
        Name:
             -------------------------
        Title:
              ------------------------



                                      B-2